Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this current report on Form 8-K/A of White Electronic Designs Corporation and the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103292, 333-60536, 333-60542, 333-60544, 333-60546 and 333-60548) and on Form S-3 (Nos. 333-99407 and 333-58730) of our report dated August 27, 2002 relating to the financial statements of Interface Data Systems, Inc. for the year ended June 29, 2002.

NELSON LAMBSON & CO., PLC

Mesa, Arizona
April 7, 2003